Exhibit 99(d)
CONSENT OF SANDLER O’ NEILL & PARTNERS, L.P.
     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Countrywide Financial Corporation (the “Company”) as an Appendix to the Proxy Statement/Registration Statement relating to the proposed merger of the Company with Red Oak Merger Corporation, a wholly owned subsidiary of Bank of America Corporation (“Bank of America”), contained in Bank of America’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.
/s/ Sandler O’Neill & Partners, L.P.
New York, New York
February 11, 2008